Exhibit 99.1
FOR IMMEDIATE RELEASE
Deep Isolation Nuclear, Inc. Reports Operational and Financial Results for the First Quarter of 2026

Operational Highlights for the First Quarter of 2026

•Launched a non-radioactive, full-scale, at-depth demonstration of the Company's deep borehole waste disposal technology at Halliburton’s Drilling Technology Facility near Cameron, TX
•Successfully completed work under the U.S. Department of Energy Advanced Research Projects Agency-Energy's ("ARPA-E") Optimizing Nuclear Waste and Advanced Reactor Disposal Systems ("ONWARDS"), a project led by Oklo, Inc.
•Selected to participate in ARPA-E's SCALEUP Ready program, providing up to $20 million to accelerate market adoption of Deep Isolation's deep borehole waste disposal technology and the first time a company in the nuclear industry has been selected to participate
•Appointed nuclear industry veteran Ralph L. Hunter to the board of directors on January 23, 2026
•Appointed Paula Whitten-Doolin as General Counsel on February 3, 2026
•Appointed Joseph Nelson as Chief Financial Officer on February 17, 2026
•Appointed nuclear operations leader Matthew Sunseri to its advisory board on March 2, 2026
•The SEC declared Deep Isolation Nuclear, Inc.'s registration statement on Form S-1 effective on May 7, 2026, allowing the common stock of the Company to be freely tradable

Financial Highlights for the First Quarter of 2026

•Reported consolidated revenue of $1.4 million
•Reported research and development expense of approximately $3.5 million related to the start of the non-radioactive, full-scale, at-depth demonstration of our deep borehole waste disposal technology
•Had available cash of $22.2 million as of March 31, 2026
•Reported a net loss of $5.4 million primarily attributable to research and development expenses
•Total common shares outstanding as of May 12, 2026 of 57,647,613

BERKELEY, CA, May 14, 2026 – Deep Isolation Nuclear, Inc. (“Deep Isolation” or the “Company”), a leading innovator in nuclear waste disposal technology, today announced its operational and financial results for the three-months ended March 31, 2026.

“We are thrilled to be reporting Deep Isolation’s first earnings as a public company," said Rod Baltzer, CEO of Deep Isolation. “Our operational momentum in the first quarter was encouraging - breaking ground on our full-scale demonstration project in Cameron, Texas marks a pivotal milestone as we move from the R&D phase toward deployment, showcasing our innovative approach to safe nuclear waste disposal.

"Additionally, our selection for ARPA-E’s SCALEUP Ready program positions us to accelerate commercialization with support from the Department of Energy. These achievements demonstrate our team’s execution capabilities and reinforce Deep Isolation’s leadership in delivering practical solutions for one of the nuclear industry’s most critical challenges. We believe we are entering the market at the exact right time, as the entire nuclear industry is scaling up,gaining momentum and in need of a scalable waste disposal solution.”

Operational Progress

Deep Isolation advanced several strategic initiatives during the quarter, including the launch of its full-scale technology demonstration program in Cameron, Texas, in collaboration with Halliburton and the Deep Borehole Demonstration Center. The program, which includes collaboration with Westinghouse, NAC International, Occlusion Nuclear Solutions, and Amentum, is designed to demonstrate a fully integrated deep borehole disposal solution for advanced reactor and nuclear recycling waste. The non-radioactive demonstration project is expected to provide operational data and support stakeholder and regulatory confidence as the Company advances commercialization of its technology.

The Company also announced the successful completion of its work under the ARPA-E ONWARDS program, confirming through modeling and analysis that waste streams from advanced reactor fuel recycling are compatible with Deep Isolation’s deep borehole disposal system and can achieve long-term safety performance significantly exceeding target standards. In addition, Deep Isolation was selected for ARPA-E’s SCALEUP Ready program to support commercial deployment of its Universal Canister System, with the Company advancing through the contracting phase for potential funding of up to $20 million to support its Cameron, Texas demonstration project. Deep Isolation is the first company in the nuclear industry to have ever been selected to participate in ARPA-E's SCALEUP Ready program.

Commercial Progress and Other Company Events

During the quarter, Deep Isolation strengthened its leadership and governance capabilities through several key appointments. The Company appointed Ralph L. Hunter to its Board of Directors, bringing more than 35 years of nuclear industry experience, including senior leadership roles across advanced nuclear development, operations, and policy. Deep Isolation also appointed Paula Whitten-Doolin as General Counsel and Joseph Nelson as Chief Financial Officer to support the Company’s commercialization efforts, public company readiness, and strategic growth initiatives. In addition, the Company appointed nuclear operations leader Matthew Sunseri to its Advisory Board, adding significant expertise in nuclear safety, regulatory strategy, and operational governance as Deep Isolation advances its demonstration and commercialization programs.

On May 8, 2026, the U.S. Securities and Exchange Commission (SEC) declared Deep Isolation's registration statement on Form S-1 effective, allowing the Company's common stock to be freely tradable. The Company is actively working with OTC Markets Group, Inc. to enable its shares of common stock to be traded on the OTCQB exchange.

Financial Summary

(Amounts in thousands)	For the Three Months Ended
	March 31, 2026	March 31, 2025
Revenue	$1,447	$1,520
Research and development expense	3,489	-
Selling, general and administrative expenses	2,840	993
Net Loss	(5,416)	(166)
EBITDA[1]	(5,563)	(135)
Adjusted EBITDA[1]	(1,536)	(135)
Cash	22,226	2,150

Revenue decreased by approximately $73 thousand, or 5%, for the three months ended March 31, 2026, compared to the three months ended March 31, 2025. The decrease in revenue was primarily attributable to lower revenues at Deep Isolation following the completion of certain projects during 2025, offset by higher revenues at the Company's subsidiary, Freestone Environmental Services, due to an increase in the number of active contracts.

Research and development expense increased by approximately $3.5 million for the three months ended March 31, 2026, compared to the three months ended March 31, 2025. The increase in research and development expense was attributed to the ordering of long-lead items and front-end engineering work related to the Company's non-radioactive, full-scale, at-depth demonstration of its deep borehole technologies.
Selling, General and Administrative expenses increased by approximately $1.8 million, or 186%, for the three months ended March 31, 2026, compared to the three months ended March 31, 2025. The increase in selling, general and administrative expenses was primarily attributable to higher accounting, audit, legal and travel expenses along with addition of 4 new employees, including the Chief Financial Officer and General Counsel.
Net loss increased by approximately $5.3 million for the three months ended March 31, 2026, compared to the three months ended March 31, 2025, primarily due to the increases in research and development and selling, general and administrative expenses described above.
EBITDA1 was ($5.6) million for the three months ended March 31, 2026, compared to ($135) thousand for the three months ended March 31, 2025. The decrease in EBITDA was primarily attributed to higher research and development expenses and selling, general, and administrative expenses as described above.

Adjusted EBITDA1 was ($1.5) million for the three months ended March 31, 2026, compared to ($135) thousand for the three months ended March 31, 2025. The decrease in Adjusted EBITDA was primarily attributed to higher selling, general, and administrative expenses as described above.

1 EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be used in isolation or as a substitute for Deep Isolation’s financial results presented in accordance with Generally Accepted Accounting Principles ("GAAP"). For the definitions and reconciliations of these measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, please refer to Exhibit II at the end of this press release

Conference Call

Deep Isolation will host a conference call to discuss their operational and financial results for the first quarter of 2026 on Thursday May 14, 2026 at 8:30AM ET. The presentation of the Company's operational and financial results will be followed by a live Q&A session.

A webcast of the conference call will be accessible on Deep Isolation’s investor relations website at https://www.deepisolation.com/investors/. The earnings release and presentation will also be posted to the investor relations website prior to the conference call.

The live conference call may also be accessed by telephone by dialing (877) 704-4453 or (201) 389-0920. For those unable to listen to the live conference call, a replay will be available after the call through the archived webcast on Deep Isolation’s investor relations website or by dialing (844) 512-2921or (412) 317-6671. The access code for the replay is 13760350. The replay will be available for 30 days following the live call.

About Deep Isolation
Deep Isolation is the first company to undertake development of technologies for nuclear waste disposal in deep boreholes. When commercialized Deep Isolation’s solution will offer a uniquely tailored solution to help countries identify, plan for and complete the necessary steps to dispose of their nuclear waste inventories. With 99 patents issued to date, Deep Isolation’s technology is being designed to leverage proven drilling practices to allow safe isolation of waste deep underground in horizontal, vertical, or slanted borehole repositories. Deep Isolation’s Universal Canister System was developed through a three-year project funded by the U.S. Department of Energy’s Advanced Research Projects Agency—Energy and is engineered to support integrated management of spent fuel and high-level radioactive waste from legacy and advanced reactors across storage, transportation and eventual disposal.
For more information, visit: deepisolation.com
Media Contact:
Sophie McCallum
media@deepisolation.com
Investor Contact:
Caldwell Bailey
InvestorRelations@deepisolation.com

Forward-Looking Statements
Statements contained in this news release that are not historical facts are “forward-looking information” or “forward-looking statements” (collectively, “forward-looking statements”) within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding our plans, objectives and expectations for our business, the future growth of our business and the nuclear energy and nuclear waste disposal industries as a whole, and future benefits expected to arise from our strategic partnerships. In certain cases, forward-looking statements can be identified by the use of words and phrases or variations of words and phrases or statements such as “may,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “will,” “could,” “project,” “target,” “potential,” “continue” and similar expressions. Forward-looking statements are based on management’s belief and assumptions, including current expectations and projections about future events and trends, and on information currently available to management.

Forward-looking statements in this or any other news release are subject to a number of risks, uncertainties, and assumptions that could cause actual results to be materially different from those expressed or implied by such forward-looking statements. Such risks, uncertainties, and assumptions are subject to a number of factors, including, among others: the failure of a market to develop for our deep borehole disposal solutions as quickly as we expect or at all; a failure of demand for our solution to develop sufficiently; regulatory and legal developments, including issues relating to obtaining regulatory approvals or permissions on the timelines we expect or at all; our lack of profitability; delays or failure in our initiative to complete a full-scale, at-depth demonstration of our Universal Canister System and our deep borehole solution; our failure to enter into contracts with customers or, once we do enter into contracts, to continue such contractual relationships or to receive new contract awards; our dependency on governmental contracts and awards and our ability to finalize negotiations on same; our failure to manage our growth effectively or to execute our business plan; our failure to sustain and expand relationships with governmental entities and strategic partners; a failure in the assumptions or analyses we have used in supporting forecasts or plans; our inability to commercialize our products at scale; the development or deployment of other technologies or solutions supplanting or competing with our technologies; challenges to our intellectual property; failures to protect, maintain, enforce, and enhance our intellectual property, and claims by others of intellectual property infringement; political and public perceptions of nuclear energy, including perceptions as to accidents or other high-profile events involving nuclear power facilities or radioactive materials; our liquidity and ability to raise capital; any inability to control operating and project costs and project delays or other project-related problems; security (including cybersecurity) breaches or disruptions; geopolitical, macroeconomic, domestic events or crises, including supply chain disruptions and other risks and uncertainties outside of our control; weather and effects of climate change; and litigation or legal proceedings that may be brought against us.

The foregoing is not an exhaustive list of all the factors that may cause any forward-looking statements to prove inaccurate or our actual results to differ materially from our expectations and forecasts. Moreover, we operate in a highly regulated environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements, and we cannot guarantee future results, performance, or achievements. Accordingly, readers should not place undue reliance on forward-looking statements. We undertake no obligation to update any forward-looking statements for any reason after the date of this release or to conform these statements to actual results or revised expectations, except as required by law.

Additional information concerning the factors above and other factors will be found in the Company’s public filings with the Securities and Exchange Commission (the “SEC”), including the sections titled “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 30, 2026, our Form S-1, originally filed August 18, 2025 and subsequently amended, our Proxy Statement for our 2026 Annual Meeting as filed on April 29, 2026, and in filings with the SEC that will be made in the future, including the Company's Quarterly Report on Form 10-Q. The information in this press release should be read in conjunction with the financial statements and footnotes contained in Deep Isolation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 which will be available on the Company's website. The Company’s SEC filings are also available free of charge at www.sec.gov or upon written request to Deep Isolation at InvestorRelations@deepisolation.com or CorpSec@deepisolation.com.

Exhibit I - Unaudited Interim Financial Information

Deep Isolation Nuclear, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2026 (Unaudited)	December 31, 2025
Assets
Current assets:
Cash	$22,226	$27,434
Accounts receivable, net of allowance for credit losses of $120 thousand and $118 thousand, respectively	593	439
Contract assets	614	275
Other current assets	622	672
Total current assets	24,055	28,820

Property, plant and equipment, net	142	128
Intangible assets, net	53	73
Finance lease right-of-use assets	10	11
Operating lease right-of-use assets	240	269
Goodwill	182	182
Other non-current assets	$86	$140
Total assets	$24,768	$29,623

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,239	$1,113
Accrued payroll	329	774
Contract liabilities	75	150
Finance lease liabilities, current	3	3
Operating lease liabilities, current	129	125
Other current liabilities	513	101
Total current liabilities	2,288	2,266

Finance lease liabilities, net of current portion	8	9
Operating lease liabilities, net of current portion	118	152
Total liabilities	2,414	2,427
Commitments and Contingencies (Note 16)
Stockholders’ Equity
Common stock, par value $0.0001 per share, 300,000,000 shares authorized, 57,647,613 and 57,542,113 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	6	6
Additional paid-in capital	59,982	59,456
Accumulated deficit	(37,919)	(32,503)
Accumulated other comprehensive income	285	237
Total stockholders’ equity	22,354	27,196
Total liabilities and stockholders’ equity	$24,768	$29,623

Deep Isolation Nuclear, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited) (in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025

Revenue	$1,447	$1,520
Cost of services (exclusive of depreciation shown separately below)	(681)	(662)
Gross profit	766	858

Operating expenses:
Depreciation and amortization expense	25	29
Research and development expense	3,489	-
Selling, general and administrative expenses	2,840	993
Total operating expenses	6,354	1,022

Loss from operations	(5,588)	(164)

Other income (expense)	172	(1)
Net loss before income taxes	(5,416)	(165)

Provision for income taxes	-	1
Net loss	$(5,416)	$(166)

Other comprehensive loss:
Foreign currency translation adjustments	48	(49)
Total other comprehensive income (loss)	48	(49)
Other comprehensive loss	$(5,368)	$(215)

Net loss per common share – basic and diluted	$(0.09)	$-
Weighted average common shares outstanding - basic and diluted	57,628,502	40,736,035

Deep Isolation Nuclear, Inc. and Subsidiaries
Condensed Consolidated Statements of Changes in Stockholders’ Equity
(Unaudited) (in thousands, except share and per share data)

	Common Stock		Preferred Stock Series A		Preferred Stock Series A Prime		Additional Paid in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, January 1, 2025	773,941	$-	655,351	$-	115,057	$-	$29,962	$(27,167)	$122	$2,917
Retroactive application of Merger	39,127,838	4	(655,351)	-	(115,057)	-	(4)	-	-	-
Adjusted Balance beginning of quarter	39,901,779	$4	-	$-	-	$-	$29,958	$(27,167)	$122	$2,917
Exercise of stock options	1,330,620	-	-	-	-	-	70	-	-	70
Stock based compensation	-	-	-	-	-	-	25	-	-	25
Foreign currency translation adjustments	-	-	-	-	-	-	-	-	(49)	(49)
Net loss	-	-	-	-	-	-	-	(166)	-	(166)

Balance, March 31, 2025	41,232,399	$4	-	$-	-	-	$30,053	$(27,333)	$73	$2,796

Balance, January 1, 2026	57,542,113	$6	-	$-	-	$-	$59,456	$(32,503)	$237	$27,196
Exercise of stock options and distribution of restricted stock units	105,500	-	-	-	-	-	4	-	-	4
Stock based compensation	-	-	-	-	-	-	522	-	-	522
Foreign currency translation adjustments	-	-	-	-	-	-	-	-	48	48
Net loss	-	-	-	-	-	-	-	(5,416)	-	(5,416)

Balance, March 31, 2026	57,647,613	$6	-	$-	-	$-	$59,982	$(37,919)	$285	$22,354

Deep Isolation Nuclear, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited) (in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Cash Flows from Operating Activities:
Net loss	$(5,416)	$(166)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	25	29
Interest expense	1	-
Stock based compensation	522	25
Changes in operating assets and liabilities:
Accounts receivable	(156)	174
Allowance for credit losses	2	8
Contract assets	(339)	10
Other current assets	50	17
Other non current assets	54	-
Account payable	126	55
Contract liabilities	(75)	-
Accrued expenses	(445)	(110)
Other current liabilities	407	(31)
Operating lease right-of-use assets and lease liabilities	2	1
Net cash (used in) provided by operating activities	(5,242)	12

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(17)	(31)
Net cash used in investing activities	(17)	(31)

Cash Flows from Financing Activities:
Payment of finance lease liability	(1)	(1)
Proceeds from exercise of stock options	4	70
Net cash provided by financing activities	3	69

Net change in cash and cash equivalents	(5,256)	50
Effect of exchange rate on cash and cash equivalents	48	(50)

Cash and cash equivalents:
Beginning of period	27,434	2,149
End of period	$22,226	$2,149

Supplemental schedule of non-cash investing and financing activities:

Exhibit II Non-GAAP Financial Measures: EBITDA and Adjusted EBITDA

EBITDA is defined as earnings before depreciation, amortization, finance income and expense, and taxes. Adjusted EBITDA is defined as EBITDA before non-recurring items such as registration statement expenses and research and development expenses. EBITDA and Adjusted EBITDA are non-GAAP financial measures that are used as supplemental financial measures by management and external users of financial statements, such as investors, to assess our financial and operating performance. We believe that these non-GAAP financial measures assist our management and investors by increasing the comparability of our performance from period to period. We believe that including EBITDA and Adjusted EBITDA assists our management and investors in (i) understanding and analyzing the results of our operating and business performance, (ii) selecting between investing in us and other investment alternatives and (iii) monitoring our ongoing financial and operational strength in assessing whether to purchase and/or to continue to hold our common shares. This is achieved by excluding the potentially disparate effects between periods of, in the case of EBITDA and Adjusted EBITDA, financial income and expenses,, taxes, depreciation and amortization; in the case of Adjusted EBITDA, registration statement expenses and research and development expenses.

EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered as alternatives to, or as substitutes for, or superior to, profit or loss, profit or loss from operations, earnings or loss per share or any other measure of operating performance presented in accordance with GAAP. Some of these limitations include the fact that they do not reflect (i) our cash expenditures or future requirements for capital expenditures or contractual commitments and (ii) changes in, or cash requirements for, our working capital needs. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. EBITDA and Adjusted EBITDA are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows and other companies in our industry may calculate these measures differently than we do, limiting their usefulness as a comparative measure.

In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as, or similar to, some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the excluded items. Therefore, the non-GAAP financial measures as presented below may not be comparable to similarly titled measures of other companies in the nuclear or other industries.

The following table presents a reconciliation of net loss to EBITDA and Adjusted EBITDA for each of the periods presented (in thousands):

	For the Three Months Ended
	March 31, 2026	March 31, 2025
Net loss	$(5,416)	$(166)
Depreciation and amortization expense	25	29
Other income (expense)	(172)	1
Provision for income taxes	-	1
EBITDA	(5,563)	(135)
Registration statement expenses (1)	538	-
Research and development expenses (2)	3,489	-
Adjusted EBITDA	$(1,536)	$(135)

(1) Represents specific costs that are incremental and discrete to the periods presented and are not indicative of our core ongoing operations. For the three months ended March 31, 2026, these amounts were comprised of non-routine legal costs associated with the Company's registration statement that do not qualify for equity issuance costs and outside the ordinary course of business.
(2) For the three months ended March 31, 2026, these amounts were comprised of research and development costs incurred to design, develop, test, and validate the Company’s technologies and services for the deep borehole disposal of nuclear waste. The Company believes excluding these investments provides investors with additional insight into the operating performance of its core business activities and enhances comparability across reporting periods by removing costs that may vary significantly based on the timing and scope of development initiatives.